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                                  EXHIBIT 23.3

                          [LYON & LYON LLP LETTERHEAD]

                   CONSENT OF LYON & LYON LLP, PATENT COUNSEL

                                October 31, 1996

The Board of Directors and Stockholders
Amylin Pharmaceuticals, Inc.

         We have reviewed and approved the statements in your Registration Statement (Form S-3 dated October 15, 1996) under the captions "Risk Factors--Patents and Proprietary Rights" and "Business--Patents, Proprietary Rights, and Licenses," and we consent to the use of our name wherever appearing in the Registration Statement (Form S-3 dated October 15, 1996) and related Prospectus of Amylin Pharmaceuticals, Inc., and any amendment thereto.

                                                            LYON & LYON LLP